SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 24, 2009

 KL Energy Corporation
(Exact name of Registrant as specified in its charter)

Nevada	333-145183	39-2052941
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

306 E. St. Joseph Street, Suite 200, Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (605) 718-0372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 24, 2009, KL Energy Corporation (the “Company”) consummated a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors listed on the signature pages of the Purchase Agreement (the “Investors”).  Pursuant to the terms of the Purchase Agreement, the Company issued to the Investors 18,181,818 shares of the Company’s common stock (the “Shares”), representing approximately 60% of the total number of issued and outstanding shares of the Company’s common stock, for a purchase price of $4,000,000.  The Company intends to use the proceeds from the sale of Shares to pay certain existing obligations and for general working capital purposes.

A portion of the proceeds will be used to satisfy certain loan obligations (the “Loan”) of the Company’s subsidiary, Western Biomass Energy, LLC, to Security National Bank of Omaha, including a one-time payment of $500,000.  The Company is a guarantor of the Loan.  In connection with the $500,000 repayment, the Loan is being amended to require monthly principal and interest payments of $17,560, adjust the interest rate to 6.5% and extend the maturity day to March 6, 2010 (which date may be extend on an annual basis if the Company is in compliance with all terms).  The current borrowings under the Loan are approximately $1,484,007.

The foregoing description of material agreements does not purport to be a complete summary and is qualified in its entirety by reference to the full text of such agreements.

Item 3.02  Unregistered Sales of Equity Securities

The information in Item 1.01 of this Report is incorporated by reference into this item.  The Shares were issued pursuant to exemptions from registration under Regulation D and Regulation S, each promulgated under the Securities Act of 1933, as amended.  Each of the Investors represented they were accredited investors, as that term is defined under Regulation D, and not U.S. persons, as that term is defined under Regulation S.  The Investors were not offered Shares by any form of general solicitation.

Item 5.01  Changes in Control of the Registrant

The information in Item 1.01 of this Report is incorporated by reference into this item.  As a result of their purchase of Shares and existing ownership, the following investors will own the percentage of the Company’s outstanding common stock indicated:  Niton Capital Investment will own approximately 21%; Green Fund will own approximately 21%; Warcoing Sucre will own approximately 9% and Pierre de Boeck will own approximately 9%.  Prior to the sale of Shares, four members of the Company’s management (Randy Kramer, David Litzen, Dennis Harstad and Steve Corcoran) owned an aggregate of approximately 64% of the Company’s outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KL Energy Corporation (Registrant)

Date: February 26, 2009	By:	/s/ Steve Corcoran
Steve Corcoran CEO